Exhibit 23.5

Address: 48 Ping Jiang Road, Shanghai 200032, P.R. CHINA

Tel: -21-54657955

Shanghai Association for Informatization Development Research

August 16, 2022

NETCLASS TECHNOLOGY INC

6F, Building A

1118 Wan Rong Road Shanghai

People's Republic of China 200436

Re: Consent of Shanghai Association for Informatization Development Research

Ladies and Gentlemen,

We understand that NETCLASS TECHNOLOGY INC (the "Company") intends to file a draft registration statement (the "Registration Statement") with the United States Securities and Exchange Commission (the "SEC") in connection with its proposed initial public offering (the "Proposed IPO").

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled "Shanghai Online Education Information Platform Development Trend Report " (the "Report"), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the "SEC Filings"), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully, For and on behalf of

Shanghai Association for Informatization Development Research

/s/ Xu Longzhang
Name: Xu Longzhang
Title: Secretary General